As filed with the Securities and Exchange Commission on December 29, 1995

                                                  Registration No. 33-________
_____________________________________________________________________________

                                   FORM S-8

                      SECURITIES AND EXCHANGE COMMISSION

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 BEARINGS, INC.
              (Exact name of issuer as specified in its charter)

Ohio                                            34-0117420
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                 Identification No.)

3600 Euclid Avenue
Cleveland, Ohio                                                     44115
(Address of Principal Executive Offices)                          (Zip Code)

                                BEARINGS, INC.
                           RETIREMENT SAVINGS PLAN
                           (Full title of the plan)

                              Robert C. Stinson
                Vice President-Administration, Human Resources
                         General Counsel and Secretary
                               3600 Euclid Avenue
                            Cleveland, Ohio  44115
                    (Name and address of agent for service)

                                (216) 881-8900
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________

Title of                         Proposed             Maximum
Securities          Amount       maximum              aggregate    Amount of
to be               to be        offering             offering     registration
registered(1)       registered   price per share (2)  price (2)    fee (3)
_______________________________________________________________________________
Common Stock        700,000      $26.0625             $18,243,750  $6,291
without par value   Shares
_______________________________________________________________________________

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Based on the average of high and low prices of securities of the same class as reported on the composite tape for securities listed on the New York Stock Exchange on December 21, 1995.

(3)      Computed in accordance with Rule 457(h) under the Act.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference
---- --  ------------- -- --------- -- ---------

                 Bearings, Inc. (the "Company") incorporates by reference into this registration statement the following documents:

                 (a) The Company's Annual Report on Form 10-K for the year ended June 30, 1995.

                 (b) The Company's Quarterly Report on Form 10-Q for the period ended September 30, 1995.

                 (c) The description of the Company's Common Stock, without par value, contained in the Company's Registration Statement on Form 8-B dated October 18, 1988.

                 All documents subsequently filed by the Company or Bearings, Inc. Retirement Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates all securities offered have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


Item 4.  Description of Securities
---- --  ----------- -- ----------

                 Not applicable.


Item 5.  Interests of Named Experts and Counsel
---- --  --------- -- ----- ------- --- -------

                 Not applicable.


Item 6.  Indemnification of Directors and Officers
---- --  --------------- -- --------- --- --------

                 Pursuant to Section 1701.13(E) of the Ohio Revised Code, the Company will indemnify any director or officer and any former director or officer of the Company, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such a director or officer, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by applicable law.

                 Section 29 of the Code of Regulations of the Company provides that the Company shall indemnify any person who is or was a director or officer of the Company or who is serving at the request of the Company as a director, officer or trustee of another enterprise (and his or her heirs, executors and administrators) against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her by reason of the fact that he or she was such director, officer or





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trustee in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements in the Ohio
Revised Code as the same may be in effect from time to time.

                 The Company has purchased insurance policies indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as officers and directors.

                 The Company has also entered into agreements with its directors and certain of its officers which indemnify them against claims and liabilities to which they may become subject by reason of their position with the Company.

Item 7.  Exemption from Registration Claimed
---- --  --------- ---- ------------ -------

                 Not applicable.

Item 8.  Exhibits
---- --  --------

                 (4)(a) Amended and Restated Articles of Incorporation of Bearings, Inc. filed with the Ohio Secretary of State on October 18, 1988 (reference is made to Exhibit (4)(a) to the Bearings, Inc. Form 8-K dated October 21, 1988, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

                 (4)(b) Code of Regulations of Bearings, Inc. adopted September 6, 1988 (reference is made to Exhibit
                            (4)(b) to the Bearings, Inc. Form 8-K dated October 21, 1988, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

                 (4)(c) Certificate of Amendment of Amended and Restated Articles of Incorporation of Bearings, Inc. filed with the Ohio Secretary of State on October 27, 1988 (reference is made to Exhibit (4)(c) to the Bearings, Inc. Form 10-Q for the Quarter ended September 30, 1988, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

                 (4)(d) Certificate of Merger of Bearings, Inc. (Ohio) and Bearings, Inc. (Delaware) filed with the Ohio Secretary of State on October 18, 1988 (reference is made to Exhibit (4) to the Bearings, Inc. Annual Report on Form 10-K for the fiscal year ended June 30, 1989, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

                 (4)(e) Certificate of Amendment of Amended and Restated Articles of Incorporation of Bearings, Inc. filed with the Ohio Secretary of State on October 17, 1990 (reference is made to Exhibit (4)(e) to the Bearings, Inc. Form 10-Q for the quarter ended September 30, 1990, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

                 (4)(f) $80,000,000 Maximum Aggregate Principal Amount Note Purchase and Private Shelf Facility dated October 31, 1992 between Bearings,





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                 Inc. and The Prudential Insurance Company of America
                 (reference is made to Exhibit (4)(f) to the Bearings, Inc. Form 10-Q for the quarter ended September 30, 1992, SEC File No. 1-2299, which exhibit is incorporated herein by reference).

      (5) Opinion of Squire, Sanders & Dempsey as to the legality of the securities registered.

      (23)(a)    Consent of Deloitte & Touche LLP.

      (23)(b)    Consent of Squire, Sanders & Dempsey (contained in Exhibit 5).

      (99)       Bearings, Inc. Retirement Savings Plan.

      (b) The Company hereby undertakes that it will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.





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Item 9.  Undertakings
---- --  ------------

                 (a)       The Company hereby undertakes:

                           (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                 (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of its annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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                                   SIGNATURES


THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 29th day of December 1995.


                                        BEARINGS, INC.


                                        By: /s/John C. Dannemiller
                                           -------------------------------
                                            John C. Dannemiller
                                            Chairman of the Board and
                                            Chief Executive Officer



                                        By: /s/John R. Whitten
                                           -------------------------------
                                            John R. Whitten
                                            Vice President-Finance and
                                            Treasurer


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     TITLE                              DATE
---------                     -----                              ----


/s/ John C. Dannemiller       Chairman of the Board,             December 29, 1995
-------------------------     Chief Executive Officer
John C. Dannemiller           and Director

/s/ John C. Robinson          President, Chief Operating         December 29, 1995
-------------------------     Officer and Director
John C. Robinson

/s/ John R. Whitten           Vice President-Finance and         December 29, 1995
-------------------------     Treasurer (Principal Financial
John R. Whitten               Officer)

                              Controller (Principal              ____________, 1995
-------------------------     Accounting Officer)
Mark O. Eisele

                              Director                           ____________, 1995
-------------------------
Mark O. Eisele




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

                              Director    ____________, 1995
-------------------------
William E. Butler

/s/ Russel B. Every           Director    December 29, 1995
-------------------------
Russel B. Every

/s/ Russell R. Gifford        Director    December 29, 1995
-------------------------
Russell R. Gifford

/s/ L. Thomas Hiltz           Director    December 29, 1995
-------------------------
L. Thomas Hiltz

                              Director    ____________,1995
-------------------------
John J. Kahl

/s/ Jerry Sue Thornton, Ph.D. Director    December 29, 1995
-------------------------
Jerry Sue Thornton, Ph.D.



THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 29th day of December 1995.



                                        BEARINGS, INC. RETIREMENT
                                        SAVINGS PLAN

                                        BY BEARINGS, INC., AS
                                        PLAN ADMINISTRATOR

                                        By: /s/ John C. Dannemiller
                                           ----------------------------
                                            John C. Dannemiller
                                            Chairman of the Board and
                                            Chief Executive Officer





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


                                 EXHIBIT INDEX
                                 -------------                                           Page in
                                                                                      Registration
                                                                                        Statement
                                                                                        ---------
(4)(a)           Amended and Restated Articles of Incorporation of                          *
                 Bearings, Inc. filed with the Ohio Secretary of State
                 on October 18, 1988.

(4)(b)           Code of Regulations of Bearings, Inc. adopted September                    *
                 6, 1988.

(4)(c)           Certificate of Amendment of Amended and Restated                           *
                 Articles of Incorporation of Bearings, Inc. filed with
                 the Ohio Secretary of State on October 27, 1988.

(4)(d)           Certificate of Merger of Bearings, Inc. (Ohio) and                         *
                 Bearings, Inc. (Delaware) filed with the Ohio Secretary
                 of State on October 18, 1988.

(4)(e)           Certificate of Amendment of Amended and Restated                           *
                 Articles of Incorporation of Bearings, Inc. filed with
                 the Ohio Secretary of State on October 17, 1990.

(4)(f)           $80,000,000 Maximum Aggregate Principal Amount Note                        *
                 Purchase and Private Shelf Facility dated October 31,
                 1992 between Bearings, Inc. and The Prudential Insurance
                 Company of America.

(5) Opinion of Squire, Sanders & Dempsey as to the legality of the securities registered.

(23)(a)          Consent of Deloitte & Touche LLP.

(23)(b)          Consent of Squire, Sanders & Dempsey (contained in Exhibit 5).

(99)             Bearings, Inc. Retirement Savings Plan.


_________________________
* Incorporated herein by reference; See Item 8






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